UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

Ditech Holding Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Virginia Drive, Suite 100

Fort Washington, PA 19034

(Address of principal executive offices, including zip code)

(844) 714-8603

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2018, Reverse Mortgage Solutions, Inc. (“RMS”), a wholly owned indirect subsidiary of Ditech Holding Corporation, entered into a participation interest sale and financing transaction (the “Transaction”) with National Founders LP (the “Note Purchaser”) pertaining to home equity conversion mortgages previously repurchased by RMS from Ginnie Mae securitizations, certain REO assets held by RMS, and related servicing advances (collectively, the “Mortgage Assets”).

In connection with the Transaction, RMS and RMS 2018-09, LLC, a direct, wholly-owned subsidiary of RMS (the “RMS Subsidiary”), entered into a Participation Interest Sale and Contribution Agreement (the “Participation Agreement”), pursuant to which RMS sold and contributed a 100% participation interest in the Mortgage Assets (the “Participation”) to the RMS Subsidiary. Simultaneously with the sale and contribution of the Participation, the RMS Subsidiary and the Note Purchaser entered into a Note Purchase Agreement (the “NPA”), pursuant to which the RMS Subsidiary issued a promissory note (the “Note”) to the Note Purchaser. The principal amount of the Note at issuance was $229,764,971.77, representing 90% of the estimated stated principal and advance balance of the Mortgage Assets, and which Note principal amount is subject to a true up mechanism based upon the stated principal and advance balance of the Mortgage Assets at closing (the “Note Amount”). The Note is secured by a security interest in the Participation and the underlying Mortgage Assets. The Note Purchase Agreement includes an additional draw feature for future servicing advances, which additional draws will increase the Note Amount up to an additional $16,500,000. The Note accrues interest at a per annum rate of 6% of the Note Amount. The RMS Subsidiary paid the Note Amount to RMS as part of the purchase price for the Participation.

The Participation Agreement contains representations and warranties regarding the Mortgage Assets that are customary for participation sales of similar home equity conversion mortgages and related assets. The Participation Agreement provides certain covenants and indemnity and repurchase remedies in the event of a breach of such representations and warranties, subject to certain limitations and applicable cure and survival periods. The NPA contains representations, warranties and covenants that are customary for similar note purchase arrangements. RMS will continue to service the Mortgage Assets after closing pursuant to the Reverse Mortgage Servicing Agreement by and among Reverse Mortgage Solutions, Inc., RMS 2018-09, LLC and National Founders LP. (the “Servicing Agreement”). The Servicing Agreement contains negotiated servicing fees. The Servicing Agreement provides that RMS, in its capacity as servicer, will make payments on the Note from loan proceeds derived from the Mortgage Assets until the Note is paid in full, subject to setoff for servicing fees due to RMS.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ditech Holding Corporation

Date: October 4, 2018	By:	/s/ John J. Haas
John J. Haas, General Counsel, Chief Legal Officer and Secretary